Exhibit 23.2

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #3 of our report dated March 2, 2009 relating to the financial statements of So Act Network, Inc (F/K/A 43010, Inc.) (A Development Stage Company).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  Webb & Company, P.A.

WEBB & COMPAN Y, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 30, 2009